CARL DOMINO ASSOCIATES, L.P.

                         INVESTMENT ADVISORY AGREEMENT

     THIS AGREEMENT, effective as of September 1,1997, by and between Penn America Insurance Company, and its subsidiary Penn-Star Insurance Company (hereinafter collectively referred to as the "Client") and Carl Domino Associates, L.P., a Delaware Limited Partnership and registered investment advisor under the Investment Advisors Act of 1940, as amended (the "Advisor").

     WHEREAS, the Client desires to appoint and designate the Advisor to provide investment advisory and management services for equity assets and such other funds and/or securities as Client shall designate, any additions thereof or changes therein (the "Account") and the Advisor agrees to so act;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is hereby agreed between the parties hereto as follows:

1. APPOINTMENT OF ADVISOR. The Client hereby designates and retains the Advisor to furnish investment advisory and management services for the Account, and the Advisor hereby accepts such appointment and agrees to supervise the investment and reinvestment of assets of the Account in accordance with the terms of this Agreement.

2. CUSTODY SECURITIES AND FUNDS. The Advisor shall at no time receive, retain or physically control any cash, securities or other assets forming any part of the Account.

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


3. DISCRETION. The Advisor is hereby granted complete discretion in the management of the investments in the Account, provided that all investment transactions first receive approval, either written or verbal, from the Chairman of the Investment Committee of the Client, and provided further, however, that if the Chairman of the Investment Committee is not available to give such approval and Advisor, in the exercise of its fiduciary responsibility, believes the investment transaction should be executed promptly, and the investment is within Client's Investment Objectives and Policy Guidelines and Advisor's investment selection criteria, then Advisor may execute the investment transaction and so advise the Chairman of the Investment Committee as soon thereafter as possible. Subject to the aforesaid, Advisor is authorized to invest and reinvest the assets in the Account, the proceeds thereof and any additions thereto, to make investment changes and to take any other lawful action with respect to the Account in furtherance of Client's investment objectives, including, without limitation, execution of documents, the making of investment decisions, the placing of brokerage orders, and the rendering of decisions as to the nature, amount and timing of transactions for the Account. Subject to the aforesaid, Advisor shall have complete discretion to designate brokers and to negotiate brokerage commissions and rates for transactions for the Account, subject to the requirements of applicable law. In acting as an investment advisor, the Advisor shall use its best judgment, and shall not be liable for any losses sustained by Client or for any error in judgment, except if Advisor fails to exercise the degree of care, skill, prudence and diligence that a prudent person acting in a like capacity would use, or if Advisor's conduct constitutes bad faith or gross negligence, provided, however, that the foregoing shall not constitute a waiver by the Client of any rights or claims the Client may have under federal or state securities laws, including the anti fraud provisions of those laws.

1. INVESTMENT OBJECTIVE. The Client hereby directs the Advisor to manage the Account in furtherance of Client's investment objectives. The Client's investment objectives are set forth in its Investment Plans, copies of which are attached at Addendums "A" and "B" and incorporated herein as though fully set forth at length. The Client may establish additional or different investment objectives, or impose investment restrictions on the Advisor with respect to the Account, by furnishing written notice to the Advisor of such change. In furtherance of the Client's investment objectives, the Advisor is authorized to enter into those investments set forth in the "Investment Policy Guidelines" section of Client's Investment Plans. See Addendums "A" and"B," pp.2-3.

2. COMPENSATION AND EXPENSES. Advisor shall be compensated in accordance with Addendum C in this Agreement.

3. ALLOCATION OF BROKERAGE. Where the Advisor places orders for the execution of portfolio transactions for the Account, the Advisor may allocate such transactions to such brokers and dealers for execution on such markets at such prices and at such commission rates as in the good faith judgment of the Advisor will be in the best interest of the Account, taking into consideration in the selection of such brokers and dealers not only the available prices and rates of brokerage commissions but also other relevant factors such as research, execution capabilities, and other services provided by such brokers or dealers which are expected to enhance the general portfolio management capabilities of the Advisor and the value of any ongoing relationship of the Advisor with such brokers and dealers.

4. SERVICE TO OTHER CLIENTS. It is understood that the Advisor performs investment advisory and management services for various clients. Client agrees that the Advisor may give advice and take action with respect to any of its other clients which may differ from advice given or the timing or nature of action taken with respect to the Account so long as it is the Advisor's policy, to the extent practical, to allocate investment opportunities to the Account over a period of time on a fair and equitable basis relative to other clients. It is understood that the Advisor shall not have any obligation to purchase or sell, or to recommend for purchase or sale, for the Account any security which the Advisor, its principals, affiliates, or employees may purchase or sell for its or their own accounts or for the account of any other client, if in the opinion of the Advisor such transaction or investment appears unsuitable, impractical, or undesirable for the Account, subject to Client's approval.

5. CONFIDENTIAL RELATIONSHIP. All investment information and advice furnished by the Advisor to the Client shall be treated as confidential and shall not be disclosed to third parties except as required by law.

6. TERMINATION, ASSIGNMENT, ASSIGNS. This Agreement shall continue until terminated by either party hereto. This Agreement may be terminated upon thirty (30) days written notice by either party to the other of such termination. Fees will be prorated to the date of termination specified in the notice of termination. The Advisor, a limited partnership, will notify the Client within a reasonable time after any change in the members of the partnership. No assignment, as that term is defined in the Investment Advisors Act of 1940, of this Agreement shall be made by Advisor. Subject to the foregoing, this Agreement shall inure to the benefit of the heirs, administrators, personal representatives, successors, or assigns of the parties hereto.

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

7. REPRESENTATIONS BY CLIENT. Client represents and confirms that the employment of Advisor and the investment objectives set forth herein are authorized by the governing documents relating to the Account and that the terms hereof do not violate any obligation by which the Client is bound, whether arising by contract, operation of law, or otherwise, and that (a) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon Client in accordance with its terms, and (b) the Client will deliver to Advisor such evidence of such authority as Advisor may reasonably require, whether by way of a certified resolution or otherwise.

8. REPRESENTATIONS OF ADVISOR. Advisor represents that it is a registered investment advisor under the Investment Advisors Act of 1940 as amended and, for employee benefit accounts, acknowledges that it is a fiduciary to the plan under Section 3 (38) of the Employee Retirement Income Security Act of 1974 (ERISA).

9. REPORTS. The Advisor shall furnish the Client a quarterly statement of the value of the Account and the manner by which the fee is calculated. The Advisor shall also furnish such other reports or information as the Client may reasonably request.

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

10. CONFIMATIONS. The Client's execution of this Agreement shall constitute authorization for the custodian of the Account to direct confirmation of all transactions in the Account to the Advisor.

11.  GENERAL.

     (A) This Agreement shall be construed and enforced in accordance with the laws of Florida.

     (B) All Notices shall be in writing and shall be deemed given if delivered or mailed, certified or registered mail postage prepaid, to the principal office of the party hereto. The Advisor may rely upon any Notice believed by it to be genuine and authorized.

     (C) This Agreement constitutes the entire understanding of the parties and may be amended only by written instrument executed by the parties hereto.

     (D) This Agreement supersedes any and all other agreements that may have been entered into by and between the parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers on the dates appearing below.

                                    CARL DOMINO ASSOCIATES, L.P.
DATE: 1/12/98                       By: /s/ Carl J Domino
                                       General Partner
                                       Carl Domino, Inc.
                                       Carl Domino, President

DATE: 1/21/98                       By: /s/ Rosemary Ferrero
                                       Rosemary Ferrero
                                       Secretary and Treasurer
                                       Penn-America Insurance Company
                                       and Penn-Star Insurance Company

                                   Addendum A
                                INVESTMENT PLAN
                                       OF
                         PENN-AMERICA INSURANCE COMPANY

                Investment Portfolio - Objectives and Guidelines

     The Board of Directors of PENN AMERICA INSURANCE COMPANY (the "Company") authorizes the Company's officers to engage the services of an Investment Manager who possesses the necessary personnel and research facilities to manage the Company's investment portfolio. The portfolio consists of common stocks, preferred stocks and cash equivalents.

     The policy guidelines for the Investment Portfolio shall be as stated herein, and are subject to modification with Board approval from time to time by the Company after consideration of the advice and recommendations of the Investment Manager.

     Execution of All Trades: It is hereby understood that all investment transactions must have prior approval either written or verbal, of the Chairman of the Investment Committee, Irvin Saltzman, prior to their initiation by the investment manager, provided, however, that if the Chairman of the Investment Committee is not available to give such approval and Advisor, in the exercise of its fiduciary responsibility, believes the investment transaction should be executed promptly, and the investment is within Client's Investment Objectives and Policy Guidelines and Advisor's investment selection criteria, then Advisor may execute the investment transaction and so advise the Chairman of the Investment Committee as soon thereafter as possible.

                              Investment Portfolio

     The Company's investment portfolio consists of funds allocated and invested in one of two (2) basic forms of investment:

     (A) Money market and analogous cash equivalent funds, awaiting permanent investment into equities securities.

     (B) Equity issues including common and preferred stocks, units of beneficial interest, American Depository Receipts, and convertible securities.

     The Company shall establish percentage allocation ranges for each category, which shall be monitored on a regular, periodic basis and which may be changed from time to time.

                             Investment Objectives

     1. The Company's investment portfolio is to be managed in a conservative, risk adverse style with the objective of achieving long-term performance superior to the widely followed market averages.

     2. Primary investment emphasis shall be placed upon consistency of performance, i.e., the achievement of investment objectives in such a manner as to protect the Company's assets from excessive volatility in market value from year to year.

     3. Significant investment emphasis shall also be placed upon the preservation of the purchasing power of the assets.

     4. Sufficient liquidity shall be maintained to fund any possible corporate outflows related to the property and casualty insurance business.

                          Investment Policv Guidelines

     Assets are to be managed with a view toward achieving the specific investment objectives previously described. Consistency of performance, protection of principal as well as purchasing power and the maintenance of sufficient liquidity, should be the overriding guidelines for the investment portfolio.

     To underscore these considerations, as well as to recognize the fiduciary responsibilities associated with the management of the Company's assets, there are certain characteristics which are expected to be associated with the portfolio and which shall be viewed as guidelines in formulating investment strategies.

                                A. Equity Issues

     1. Allocation. The target range of investments in equity issues is up to thirty three and 1/3 percent (33 1/3%) of the value of the Company's capital surplus.

     2. Types of Securities. Equity securities shall mean common and preferred stocks or equivalents (e.g., units of beneficial interest, American Depository Receipts, plus issues convertible into common stock).

     3. Cash Equivalents. At the discretion of the Investment Manager, short term money market funds and/or investments may represent a material portion of the equity issues. However, if commercial paper is used, it must have a minimum quality rating of A-2 or P-2 as established by Moody's or Standard & Poor's. In addition, bankers' acceptances or certificates of deposit must be issued by banks incorporated in the United States.

     4. Diversification. Without prior approval of the Company, additions to a single security may not be made once the market value of the security exceeds five percent (5%) of the total portfolio (at market value). Other than these constraints, there are no quantitative guidelines suggested as to insurer, industry or individual security diversification. However, prudent diversification standards should be developed and maintained by the Investment Manger.

                                   Exclusions

The following categories of securities are not permissible for investment in the Company's portfolio without prior written approval:

          (a)  Unregistered or restricted stock;

          (b)  Commodities, including gold or currency futures;

          (c)  Conditional sales contracts;

          (d)  Options, including the purchase, sale or writing of options;

          (e)  Margin buying;

          (f)  Short selling;

          (g)  Leasebacks; and

          (h)  Fixed income securities.

Regulatory Considerations

     *  Risk Based Capital

         The Company, as an insurance entity, is regulated by various state insurance departments, NAIC and A.M. Best. One element of the regulation is risk based capital which has a RBC component related to the investment portfolio. There are three factors which are evaluated by RBC: quality of invested assets, mixed of invested assets and affiliate risk. Manager should be aware of the RBC's current factors at all times when evaluating appropriate investment consideration and not participate in any investment decision which would be detrimental to the client's Risk Based Capital.

                                   Addendum B
                                INVESTMENT PLAN
                                       OF
                           PENN STAR INSURANCE COMPANY

                Investment Portfolio- Objectives and Guidelines

     The Board of Directors of PENN-STAR INSURANCE COMPANY (the "Company") authorizes the Company's officers to engage the services of an Investment Manager who possesses the necessary personnel and research facilities to manage the Company's investment portfolio. The portfolio consists of common stocks, preferred stocks and cash equivalents.

     The policy guidelines for the Investment Portfolio shall be as stated herein, and are subject to modification with Board approval from time to time by the Company after consideration of the advice and recommendations of the Investment Manager.

     Execution of All Trades: It is hereby understood that all investment transactions must have prior approval either written or verbal, of the Chairman of the Investment Committee, Irvin Saltzman, prior to their initiation by the investment manager, provided, however, that if the Chairman of the Investment Committee is not available to give such approval and Advisor, in the exercise of its fiduciary responsibility, believes the investment transaction should be executed promptly, and the investment is within Client's Investment Objectives and Policy Guidelines and Advisor's investment selection criteria, then Advisor may execute the investment transaction and so advise the Chairman of the Investment Committee as soon thereafter as possible.

                              Investment Portfolio

     The Company's investment portfolio consists of funds allocated and invested in one of two (2) basic forms of investment:

     (A) Money market and analogous cash equivalent funds, awaiting permanent investment into equities securities.

     (B) Equity issues including common and preferred stocks, units of beneficial interest, American Depository Receipts, and convertible securities.

     The Company shall establish percentage allocation ranges for each category, which shall be monitored on a regular, periodic basis and which may be changed from time to time.

                              Investment Objectives

     1. The Company's investment portfolio is to be managed in a conservative, risk adverse style with the objective of achieving long term performance superior to the widely followed market averages.

     2. Primary investment emphasis shall be placed upon consistency of performance, i.e., the achievement of investment objectives in such a manner as to protect the Company's assets from excessive volatility in market value from year to year.

     3. Significant investment emphasis shall also be placed upon the preservation of the purchasing power of the assets.

     4. Sufficient liquidity shall be maintained to fund any possible corporate outflows related to the property and casualty insurance business.

                          Investment Policy Guidelines

     Assets are to be managed with a view toward achieving the specific investment objectives previously described. Consistency of performance, protection of principal as well as purchasing power and the maintenance of sufficient liquidity, should be the overriding guidelines for the investment portfolio.

     To underscore these considerations, as well as to recognize the fiduciary responsibilities associated with the management of the Company's assets, there are certain characteristics which are expected to be associated with the portfolio and which shall be viewed as guidelines in formulating investment strategies.

                                A. Equity Issues

     1. Allocation. The target range of investments in equity issues is up to thirty three and 1/3 percent (33 1/3%) of the value of the Company's capital surplus.

     2. Types of Securities. Equity securities shall mean common and preferred stocks or equivalents (e.g., units of beneficial interest, American Depository Receipts, plus issues convertible into common stock).

     3. Cash Equivalents. At the discretion of the Investment Manager, short term money market funds and/or investments may represent a material portion of the equity issues. However, if commercial paper is used, it must have a minimum quality rating of A-2 or P-2 as established by Moody's or Standard & Poor's. In addition, bankers' acceptances or certificates of deposit must be issued by banks incorporated in the United States.

     4. Diversification. Without prior approval of the Company, additions to a single security may not be made once the market value of the security exceeds five percent (5%) of the total portfolio (at market value). Other than these constraints, there are no quantitative guidelines suggested as to insurer, industry or individual security diversification. However, prudent diversification standards should be developed and maintained by the Investment Manger.

                                   Exclusions

     The following categories of securities are not permissible for investment in the Company's portfolio without prior written approval:


          (a)  Unregistered or restricted stock;

          (b)  Commodities, including gold or currency futures;

          (c)  Conditional sales contracts;

          (d)  Options, including the purchase, sale or writing of options;

          (e)  Margin buying;

          (f)  Short selling;

          (g)  Leasebacks; and

          (h)  Fixed income securities.

Regulatory Considerations

     *  Risk-Based Capital

         The Company, as an insurance entity, is regulated by various state insurance departments, NAIC and A.M. Best. One element of the regulation is risk based capital which has a RBC component related to the investment portfolio. There are three factors which are evaluated by RBC: quality of invested assets, mixed of invested assets and affiliate risk. Manager should be aware of the RBC's current factors at all times when evaluating appropriate investment considerations and not participate in any investment decision which would be detrimental to the client's overall Risk-Based Capital.

                                   ADDENDUM C

COMPENSATION AND EXPENSES The Client shall compensate the Advisor for its services by the payment of an annual fee, calculated monthly, billed and payable quarterly in arrears, based on the market value of the Account, including cash or its equivalents, at the following rates.

Balanced Assets                     Annual Rate
First          $ 1,000,000              .75%
Next           $ 2,000,000              .563%
Up to          $50,000,000              .375%
 Over          $50,000,000                 *

* To be negotiated on a case by case basis.


/s/ RF initial as acknowledgement of fee schedule

     The Advisor's fee shall be computed by applying 1/12th of the annual percentage rate to the market value of the account computed on the last day of each month. In computing the value of the assets in the Account, securities listed on any national securities exchange shall be valued at the last quoted sale price on the principal exchange in which the security is traded on the valuation date. Any other asset shall be valued in a manner determined in good faith by or as directed by the Advisor to reflect its fair market value. Advisor shall exclude from the calculation of its fee any securities placed in the account by Client which Advisor does not supervise and regarding which advisor exercises no investment discretion and assumes no liability. Client shall inform Advisor, in writing, when Client places any such securities in the Account.

     The Client's execution of this Agreement shall constitute authorization by the Client to the Independent Custodian of Client's funds to deduct the Management Fee from the Client's Account when due, in accordance with the following procedures:

          1. Client provides authorization permitting Advisor's fees to be paid directly from Client's account held by an independent custodian,

          2. Advisor sends Client and custodian, at least seven days prior to the request for payment, a bill showing the amount of fee, the value of Client's assets on which it was based, and the specific manner in which Advisor's fee was calculated,

          3. Custodian sends Client a statement, at least quarterly, indicating all amounts disbursed from the account, including the amount of the advisory fees paid directly to Advisor.

          4. This billing arrangement may be terminated at any time by written notice from Client to Advisor and custodian.